Exhibit 10.13

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 23, 2017, by and among ACM Research, Inc. (the “Company”), Shanghai Technology Venture Capital Co., Ltd. (“STVC”), and each holder of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Stock”), listed on SCHEDULE A (collectively with any subsequent investors, or transferees, who become parties hereto as “Stockholders” pursuant to Section 4.1 or 4.2, the “Stockholders”).

WHEREAS, concurrently with the execution of this Agreement, the Company and STVC are entering into a Securities Purchase Agreement providing for the sale of shares (the “Shares”) of the Company’s Series E preferred stock, $0.0001 par value per share (“Series E Stock”), to STVC, and in connection with that agreement the parties desire to provide STVC with rights regarding STVC’s designation of one nominee to serve as a member of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.    Voting Provisions Regarding Board.

1.1    Board Composition. Subject to and effective upon the parties’ execution and delivery of this Agreement, the Board has approved an increase in the size of the Board by one seat and the appointment of Xiang, Yinan, who has been designated by STVC, to fill such vacancy. For so long as STVC beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (x) all of the Shares that have not been converted into shares of the Company’s Class A Common Stock, $0.0001 par value per share, in accordance with the terms of the Company’s Certificate of Incorporation, as amended and restated from time to time, (y) all of the shares of such Class A Common Stock into which any or all of the Shares have been so converted, and (z) all of the shares of any voting capital stock then:

(a)	the Company will include one individual designated by STVC (the “Designee”) in any slate of nominees for election as directors of the Company at each annual meeting of stockholders of the Company held after the date of this Agreement, including any adjournment, recess or postponement of any such meeting, or in connection with any written consent of the stockholders of the Company in lieu of such an annual meeting (each, a “Stockholder Vote”);

(b)	the Company will use its reasonable best efforts to cause the election of the Designee to the Board in connection with any Stockholder Vote for which the Company is required to include the Designee in its slate of nominees pursuant to clause (a) above and to otherwise support the Designee for election to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate in connection with such Stockholder Vote; and

(c)	in connection with each Stockholder Vote for which the Company is required to include the Designee in its slate of nominees pursuant to clause (a) above, each Stockholder will, to the extent that its Covered Shares (as defined below) are entitled to vote thereon or consent thereto: (i) appear at any meeting for a Stockholder Vote or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of its Covered Shares in favor of the election of the Designee.

“Covered Shares” means, with respect to a Stockholder, any shares of voting capital stock of the Company that are beneficially owned by the Stockholder on the date hereof, together with any other shares of voting capital stock of the Company that the Stockholder acquires beneficial ownership of after the date of this Agreement.

1.2    Failure to Designate a Nominee. In the absence of any designation by STVC, the director previously designated by it and then serving shall be deemed the Designee for purposes of Section 1.1 if still eligible to serve as provided herein.

1.3    Removal of Board Member. Each Stockholder also agrees to vote, or cause to be voted, all of its Covered Shares, at each Stockholder Vote, in whatever manner as shall be necessary for the purpose of providing that:

(a)	no Designee serving on the Board may be removed from office other than for cause unless (i) such removal is directed or approved by STVC or (ii) STVC is no longer entitled to designate a Designee;

(b)	any vacancy created by the resignation, removal or death of a Designee shall be filled pursuant to the provisions of this Section 1 or otherwise in accordance with the Company’s certificate of incorporation (as may be amended), provided any such person shall be approved by STVC in advance; and

(c)	upon the request of STVC, a Designee is removed from the Board.

1.4    No Liability for Election of Designee. Neither STVC, nor any affiliate of STVC, shall have any liability as a result of designating a person for election as a director for any act or omission by such Designee in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such Designee in accordance with the provisions of this Agreement.

2.    Remedies.

2.1    Specific Enforcement. The Company and the Stockholders acknowledge and agree that STVC will be irreparably damaged in the event any of the provisions of Section 1 are not performed by the Company or any Stockholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that STVC shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.2    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.    Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate automatically upon the earlier to occur of (a) termination in accordance with Section 4.8 and (b) the first date on which STVC is no longer entitled to designate a Designee.

4.    Miscellaneous.

4.1    Additional Parties. If the Company issues additional shares of Series E Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser thereof become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder. In either event, each such

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person shall thereafter be deemed a Stockholder for all purposes under this Agreement. Nothwithstanding the foregoing, no purchaser of Series E Stock shall be required to become a party to this Agreement if, immediately after its purchase of shares, STVC and the other Stockholders, if any, party to this Agreement collectively beneficially own a majority of the then-outstanding shares of Series E Stock

4.2    Transfers. Each transferee or assignee of any Class B Stock or Series E Stock subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Class B Stock or Series E Stock subject to this Agreement on its books or issue a new certificate representing any such stock unless and until such transferee shall have complied with the terms of this Section 4.2. Each certificate instrument representing shares of Class B Stock or Series E Stock subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with an appropriate legend indicating the requirements under this Section 4.2.

4.3    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

4.5    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.6    Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) if sent by electronic mail, then (i) when sent, if sent between 9 a.m. and 5 p.m., Pacific time, on a Business Day or (ii) as of 9 a.m. Pacific time on the next Business Day, if sent at any other time, (c) if sent by U.S. registered or certified mail, return receipt requested, postage prepaid, the earlier of actual receipt and the fifth Business Day after having been deposited with the U.S. Postal Service, or (d) if sent via an internationally recognized overnight courier, freight prepaid, specifying next or two Business Day delivery, with written verification of receipt, two Business Days after deposit with such courier. “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which the Federal Reserve Bank of San Francisco is closed. All communications shall be sent to the respective parties at their email or street address as set forth on SCHEDULE A, or to such email or street address as subsequently modified by written notice given in accordance with this Section 4.7. If notice is given to the Company, a copy shall also be sent to K&L Gates LLP, One Lincoln Street, Boston, MA 02111, Attn: Mark L. Johnson, and if notice is given to any or all of the Stockholders, a copy shall also be given to the Company at 42307 Osgood Road, Suite 1, Fremont, CA 94539, Attn: Chief Executive Officer.

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4.8    Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company, STVC; and the holders of a majority of the shares of each of Class B Stock and Series E Stock held by the Stockholders. Notwithstanding the foregoing:

(a)	this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion;

(b)	SCHEDULE A may be amended by the Company from time to time to add information regarding additional Stockholders without the consent of the other parties hereto; and

(c)	any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Section 4.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Section 4.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

4.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.10    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.11    Entire Agreement. This Agreement (including the Exhibits hereto), the Purchase Agreement and the Tripartite Agreement, by and among the Company, STVC and Shanghai Venture Capital Co., Ltd. constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.12    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably

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request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.13    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

ACM Research Inc.

By:	/s/ David H. Wang
Name: Title:

Shanghai Technology Venture Capital Co., Ltd.:

By:	/s/ Shanghai Technology Venture Capital Co., Ltd.
Name: Title:

STOCKHOLDERS:

[For individual:]
(Name)

[For entity:]
(Name)

By:
Name: Title:

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

STOCKHOLDERS

Name and Email and Street Addresses	Number of Shares of Class B Stock Held	Number of Shares of Series E Stock Held

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of the Voting Agreement as of ________, 2017 (the “Agreement”), by and among the Company, Shanghai Technology Venture Capital Co., Ltd. and certain other Stockholders party thereto, as such Agreement may be amended from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1    Acknowledgement. The Holder is acquiring shares of capital stock of the Company for one of the following reasons and agrees as follows (check the correct box):

☐	As a transferee of Class B Stock from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, the Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	As a transferee of Series E Stock from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, the Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	As a new Stockholder in accordance with Section 4.1 of the Agreement, in which case the Holder will be a “Stockholder” for all purposes of the Agreement.

1.2    Agreement. The Holder (a) agrees that the Holder’s Class B Stock and/or Series E Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the Holder were originally a party thereto.

1.3    Notice. Any notice required or permitted by the Agreement shall be given to the Holder at the email or street address listed below the Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	ACM Research Inc.
Name and Title of Signatory

Address:	By:

Title:

Email Address: